METROPOLITAN SERIES FUND

EXPENSE AGREEMENT

AGREEMENT dated as of April 28, 2014 by and between Metropolitan Series Fund (the “Fund”) and MetLife Advisers, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Adviser is the investment adviser of several series of shares of common stock (each, a “Portfolio”) of the Fund pursuant to separate investment advisory agreements relating to each Portfolio; and

WHEREAS, the shares of each Portfolio have been divided into two or more classes of shares (each, a “Class”);

NOW, THEREFORE, the Fund and the Adviser hereby agree as follows:

1.	Until April 30, 2015, the Adviser will waive such portion of the fees payable to it under the investment management agreement relating to each Portfolio listed in this Section 1, or pay such portion of the other operating expenses (excluding brokerage costs, interest, taxes or extraordinary expenses) (“Operating Expenses”) allocable to each Class incurred in the operation of each Portfolio, as is necessary to reduce the total Operating Expenses of each Class of each Portfolio to the following annual percentages of the average daily net assets of the respective Class of each Portfolio as set forth below:

Portfolio/Class	Percentage
MetLife Asset Allocation 20 Portfolio (formerly, MetLife Conservative Allocation Portfolio) – Class A	0.10
MetLife Asset Allocation 20 Portfolio (formerly, MetLife Conservative Allocation Portfolio) – Class B	0.35

2.	In addition, until April 30, 2015, the Adviser will waive such portion of the Management Fee payable to it under the investment management agreement relating to each Portfolio listed in this Section 2, as is necessary to reduce the total Management Fee of each Class of each Portfolio to the following annual percentages of the average daily net assets of the respective Class of each Portfolio as set forth below:

Portfolio/Class	Percentage Before Waiver	Percentage After Waiver

Baillie Gifford International Stock Portfolio – Class A, B and E	0.86 of the first $500M 0.80 of the next $500M 0.75 of the excess over $1B	0.86 of the first $156.25M 0.78 of the next $243.75M 0.68 of the next $500M 0.65 of the next $100M 0.60 of the excess over $1B

Barclays Aggregate Bond Index Portfolio – Class A, B, E and G	0.25	0.25 of the first $500M 0.245 of the next $500M 0.24 of the next $1B 0.235 of the excess over $2B

BlackRock Bond Income Portfolio – Class A, B and E	0.40 of the first $1B 0.35 of the next $1B 0.30 of the next $1B 0.25 of the excess over $3B	0.370 of the first $1B 0.325 of the next $2.4B 0.25 of the excess over $3.4B

BlackRock Capital Appreciation Portfolio – Class A, B and E	0.730 of the first $1B 0.650 of the excess over $1B	0.730 of the first $300M 0.705 of the next $700M 0.650 of the excess over $1B

BlackRock Large Cap Value Portfolio – Class A, B and E	0.70 of the first $250M 0.65 of next $500M 0.60 of the excess over $750M	0.68 of the first $250M 0.625 of the next $500M 0.60 of the next $250M 0.55 of the excess over $1B

BlackRock Money Market Portfolio – Class A, B and E	0.35 of the first $1B 0.30 of the excess over $1B	0.325 of the first $1B 0.30 of the excess over $1B

Frontier Mid Cap Growth Portfolio – Class A, B, D and E	0.750 of the first $500M 0.700 of the next $500M 0.650 of the excess over $1B	0.725 of the first $500M 0.700 of the next $350M 0.675 of the next $400M 0.650 of the excess $1.25B

Jennison Growth Portfolio – Class A, B and E	0.700 of the first $200M 0.650 of the next $300M 0.600 of the next $1.5B 0.550 of the excess over $2B	0.650 of the first $300M 0.600 of the next $200M 0.550 of the next $500M 0.50 of the next $1B 0.470 of the excess of $2B

Loomis Sayles Small Cap Core Portfolio – Class A, B and E	0.90 of the first $500M 0.85 of the excess over $500M	0.85 of the first $200M 0.80 of the excess over $200M

Loomis Sayles Small Cap Growth Portfolio – Class A, B and E	0.90 of the first $500M 0.85 of the excess over $500M	0.85 of the first $100M 0.80 of the excess over $100M

Portfolio/Class	Percentage Before Waiver	Percentage After Waiver

Met/Dimensional International Small Company Portfolio – Class A and B	0.850 of the first $100M 0.800 of the excess over $100M	0.800 on all assets

MetLife Mid Cap Stock Index Portfolio – Class A, B, E and G	0.25	0.25 of the first $500M 0.245 of the next $500M 0.24 of the next $1B 0.235 of the excess over $2B

MetLife Stock Index Portfolio – Class A, B, E, D and G	0.25	0.25 of the first $500M 0.245 of the next $500M 0.24 of the next $1B 0.235 of the excess over $2B

MFS Value Portfolio – Class A, B and E	0.75 of first $250M 0.70 of next $2.25B 0.675 of next $2.5B 0.650 of the excess over $5B	0.65 of the first $200M 0.625 of the next $1.3B 0.50 of the excess over $1.5B

MSCI EAFE® Index Portfolio – Class A, B, E and G	0.30	0.30 of the first $500M 0.295 of the next $500M 0.29 of the next $1B 0.285 of the excess over $2B

Neuberger Berman Genesis Portfolio – Class A, B and E	0.850 of the first $500M 0.800 of the next $500M 0.750 of the excess $1B	0.825 of the first $500M 0.800 of the next $500M 0.750 of the excess $1B

Russell 2000® Index Portfolio – Class A, B, E and G	0.25	0.25 of the first $500M 0.245 of the next $500M 0.24 of the next $1B 0.235 of the excess over $2B

T. Rowe Price Large Cap Growth Portfolio – Class A, B and E	0.65 of the first $50M 0.60 of the excess over $50M	On assets up to $1B: 0.635 of the first $50M 0.600 of the excess over $50M If assets exceed $1B: 0.620 of the first $50M 0.600 of the next $50M 0.590 of the next $1.4B 0.575 of the excess of $1.5B

Van Eck Global Natural Resources Portfolio – Class A and B	0.800 of the first $250M 0.775 of the next $750M 0.750 of the excess of $1B	0.800 of the first $250M 0.775 of the next $250M 0.750 of the excess of $500M

Portfolio/Class	Percentage Before Waiver	Percentage After Waiver

Western Asset Management Strategic Bond Opportunities Portfolio – Class A, B and E	0.650 of the first $500M 0.550 of the excess of $500M	0.595 of the first $500M 0.525 of the next $500M 0.500 of the excess of $1B

Western Asset Management U.S. Government Portfolio – Class A, B and E	0.550 of the first $500M 0.450 of the excess of $500M	0.550 of the first $200M 0.500 of the next $300M 0.450 of the next $500M 0.440 of the next $1B 0.430 of the excess of $2B

WMC Balanced Portfolio (formerly, BlackRock Diversified Portfolio) – Class A, B and E	0.500% of the first $500M 0.450% of the next $500M 0.400% of the excess of $1B	0.480% of the first $750M 0.460% of the next $250M 0.400% of the excess of $1B

WMC Core Equity Opportunities Portfolio (formerly, Davis Venture Value Portfolio) – Class A, B and E	0.75 of the first $1B 0.70 of next $2B 0.65 of the excess over $3B	0.630 of the first $500M 0.605 of the next $500M 0.580 of the next $3.5B 0.555 of the excess over $4.5B

3.	The Fund, on behalf of the MetLife Asset Allocation 20 Portfolio (formerly, MetLife Conservative Allocation Portfolio) (the “20 Portfolio”), agrees to repay to the Adviser the amount of fees waived and expenses borne by the Adviser with respect to each Class of the 20 Portfolio, pursuant to Section 1 of this Agreement, subject to the limitations provided in this Section 3. Such repayment shall be made monthly, but only if the Operating Expenses of the Class in question, without regard to such repayment, are at an annual rate (as a percentage of average daily net assets of that Class) based on the 20 Portfolio’s then-current fiscal year that is less than the percentage rate for such Class as set forth in Section 1. Furthermore, the amount repaid by the Fund in any month shall be limited so that the sum of (a) the amount of such repayment and (b) the other Operating Expenses allocable to the Class do not exceed the annual rate (as a percentage of that Class’ average daily net assets) for such Class as set forth in Section 1.

Amounts of fees waived and expenses borne by the Adviser with respect to expenses allocable to each Class pursuant to Section 1 during any fiscal year of the applicable Portfolio shall not be repayable if the amounts allocable to such Class and repayable by the Fund pursuant to the immediately preceding two sentences during the period ending five years after the end of such fiscal year in the case of the 20 Portfolio are not sufficient to completely repay such amounts of fees waived and expenses borne. In no event will the Fund be obligated to repay any fees waived or expenses allocable to any Class borne by the Adviser with respect to any other Class.

4.	The Adviser may by notice in writing to the Fund terminate its obligation under Sections 1 and 2 to waive fees or bear expenses with respect to any Portfolio following April 30, 2015 (or change the percentage specified in Sections 1 and 2 with respect to each Portfolio), but no such change shall affect the obligation (including the amount of the obligation) of the Fund to repay amounts of fees waived or expenses borne by the Adviser during periods prior to the date specified in such notice, if any such obligation is in effect pursuant to Section 3 herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

METROPOLITAN SERIES FUND

By:	/s/ Elizabeth M. Forget
Elizabeth M. Forget
President, Chief Executive Officer and Chairman

METLIFE ADVISERS, LLC

By:	/s/ Alan C. Leland, Jr.
Alan C. Leland, Jr.
Chief Financial Officer & Treasurer